UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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☒	Preliminary Information Statement

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☐	Definitive Information Statement

NORTH BAY RESOURCES INC.
(Name of Registrant As Specified In Its Charter)

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NORTH BAY RESOURCES INC.
2120 Bethel Road
Lansdale, PA 19446

NOTICE OF STOCKHOLDER ACTION TAKEN BY WRITTEN CONSENT

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE NOT REQUESTED TO SEND US A PROXY

To our stockholders:

NOTICE IS HEREBY GIVEN that the board of directors of North Bay Resources Inc., a Delaware corporation (which we refer to in this Notice as the “Company,” “we,” “us” or “our”), has approved, and the holders of a majority of the voting power of our outstanding capital stock have executed a Written Consent and Action of Stockholders in Lieu of a Meeting approving an amendment to our Certificate of Incorporation to increase the number of authorized shares of our common stock from 1,500,000,000 shares to 7,500,000,000 shares, and to decrease the par value of our common stock from $0.0001 per share to $0.00001 per share.

The accompanying information statement (the “Information Statement”) is being furnished to our stockholders of record as of October 30, 2014 (the “Record Date”) for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder.  Under the Delaware General Corporation Law and our by-laws, stockholder action may be taken by written consent without a meeting of stockholders.  The affirmative vote of at least a majority of the voting power of our outstanding capital stock is necessary to approve the increase in the authorized share count.

Your consent is not required and is not being solicited.  The accompanying Information Statement will serve as notice pursuant to the Exchange Act and Section 228(e) of the Delaware General Corporation Law of the approval of the amendment to the Certificate of Incorporation by less than the unanimous written consent of our stockholders.

By Order of the Board,

/s/: Perry Leopold
Lansdale, PA	Perry Leopold
October 31, 2014	Chairman of the Board

NORTH BAY RESOURCES INC.
2120 Bethel Road
Lansdale, PA 19446

INFORMATION STATEMENT
Pursuant to Section 14(c) of the Securities Exchange Act of 1934

THIS INFORMATION STATEMENT IS BEING SENT TO YOU FOR INFORMATION PURPOSES ONLY AND NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

North Bay Resources Inc., a Delaware corporation (which we refer to in this Information Statement as the “Company,” “we,” “us” or “our”), is sending you this Information Statement for the purpose of informing you, as one of our stockholders of record as of October 30, 2014 (the “Record Date”), in the manner required under Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C promulgated thereunder, that our board of directors (the “Board”) has previously approved, and the holders of a majority of the voting power of our outstanding capital stock, as permitted by our by-laws and Section 228 of the Delaware General Corporation Law, have previously executed a Written Consent and Action of Stockholders in Lieu of a Meeting approving an amendment (the “Amendment”) to our Certificate of Incorporation to increase the number of authorized shares of common stock from 1,500,000,000 shares to 7,500,000,000 shares, and to decrease the par value of our common stock from $0.0001 per share to $0.00001 per share.

What action was taken by written consent?

We obtained stockholder consent for an amendment to our Certificate of Incorporation to increase our number of authorized shares of common stock from 1,500,000,000 shares to 7,50,000,000 shares, and to decrease the par value of the common stock from $0.0001 per share to $0.00001 per share.

How many shares of voting stock were outstanding on October 30, 2014 (the “Record Date”)?

On the Record Date, the date we received the consent of our board of directors and the consent of the holders of a majority of the voting power of our outstanding capital stock, there were 551,835,737 shares of common stock outstanding, 4,000,000 shares of Series A Preferred Stock outstanding, and 100 shares of Series I Preferred Stock outstanding.

What vote was obtained to approve the amendment to the articles of incorporation described in this information statement?

We obtained the approval of the holders of 80.05% of the voting power of our outstanding capital stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the Record Date with respect to the beneficial ownership of 551,835,737 outstanding shares of the Company’s common stock by (i) each person known by the Company to beneficially own five percent or more of the outstanding shares; (ii) the Company’s officers and directors; and (iii) the Company's officers and directors as a group.  A person is deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within sixty (60) days.

Title Of Class	Name And Address Of Beneficial Owner (1)	Amount And Nature Of Beneficial Ownership (2)	Approximate Ownership Percent of Class (%)**		Total Voting Percent of Class (%)**

Common	Perry Leopold(4)(5)	41,930,228	3.97%	(4)	80.00%	(5)
Common	Fred Michini	1,439,890	0.26%		0.05%
Common	Tangiers Investors, LP(3)	32,429,281	5.88%		1.18%
Common	Ruby Development Company(6)	28,000,000	4.99%		1.01%
Common	Typenex Co-Investment, LLC(7)	14,893,422	2.70%		0.54%
Common	All executive officers and directors as a group (2 persons)	23,370,118	4.23%		80.05%
Series A Preferred	Perry Leopold(4)	4,000,000	100%		100%
Series I Preferred	Perry Leopold(5)	100	100%	(5)	100%	(5)

** The percentages listed for each shareholder assume the exercise or exchange by that shareholder only, of his or its entire convertible or exchangeable security (including options or warrants), as the case may be, and thus include the shares underlying said convertible or exchangeable security (including options or warrants).  However, the percentages do not assume the exercise of all convertible or exchangeable securities (including options or warrants) by all the shareholders holding such securities.

(1)	Except as noted above, the address for the above identified officers and directors of the Company is c/o North Bay Resources Inc., 2120 Bethel Road, Lansdale, PA 19446.

(2)
Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants, or convertible debt currently exercisable or convertible, or exercisable or convertible within 60 days of the Record Date are deemed outstanding for computing the percentage of the person holding such option or warrant. Percentages are based on a total of 551,835,737 shares of common stock outstanding as of the date of this information statement and shares issuable upon the exercise of options, warrants exercisable, and debt convertible on or within 60 days of the date of this information statement, as described above. The inclusion in the aforementioned table of those shares, however, does not constitute an admission that the named shareholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, to our knowledge based upon information produced by the persons and entities named in the table, each person or entity named in the table has sole voting power and investment power, or shares voting and/or investment power with his or her spouse, with respect to all shares of capital stock listed as owned by that person or entity.

(3)
The number of shares, the percentage of ownership and voting percentage listed in the table above represents the maximum amount of shares that Tangiers can beneficially control under a contractually stipulated 9.99% ownership restriction as of the date of this information statement. Tangiers is the investor under the Securities Purchase Agreement dated October 7, 2009, and owns 0 shares of common stock as of the date of this information statement. All investment decisions of, and control of, Tangiers are held by Robert Papiri and Michael Sobeck, its managing partners. Tangiers Capital, LLC makes the investment decisions on behalf of and controls Tangiers. Tangiers acquired all shares being registered in this offering in a financing transaction with us.  As of the date of this information statement, Tangiers holds an aggregate of 5,550,000 warrants, as follows:  (a) 2.5 million 5 year warrants convertible to common stock and exercisable at $0.05 pursuant to a $50,000 Convertible Promissory Note Agreement dated September 27, 2010, (b) 250,000 5 year warrants convertible to common stock and exercisable at $0.115 pursuant to a $50,000 Convertible Promissory Note Agreement dated December 29, 2011, (c) 500,000 5 year warrants convertible to common stock and exercisable at $0.13 pursuant to two $50,000 Convertible Promissory Note Agreements dated February 2, 2012, (d) 500,000 5 year warrants convertible to common stock and exercisable at $0.09 pursuant to two $37,500 Convertible Promissory Note Agreements dated March 15, 2012, (e) 150,000 5 year warrants convertible to common stock and exercisable at $0.07 pursuant to a $50,000 Convertible Promissory Note Agreement dated May 16, 2012, (f) 150,000 5 year warrants convertible to common stock and exercisable at $0.06 pursuant to a $25,000 Convertible Promissory Note Agreement dated May 30, 2012, and (g) 750,000 5 year warrants convertible to common stock and exercisable at $0.14 and 750,000 5 year warrants convertible to common stock and exercisable at $0.07 pursuant to a $100,000 Convertible Promissory Note Agreement dated June 19, 2012. As of the date of this information statement, Tangiers also holds the following promissory notes which are eligible to be converted into an aggregate of 26,879,281 shares of common stock: (a) one $25,000 convertible promissory note with an interest rate of 9.9 per year, convertible into common stock at a price of $0.08 per share (with an outstanding balance of $31,208 as of the date of this information statement), (b) two $50,000 convertible promissory notes with an interest rate of 9.9 per year, convertible into common stock at a price of $0.08 per share (with an aggregate outstanding balance of $123,882 as of the date of this information statement), (c) two $37,500 convertible promissory notes with an interest rate of 9.9% per year, convertible into common stock at a price of $0.09 per share (with an aggregate outstanding balance of $92,057 as of the date of this information statement, (d) one $50,000 convertible promissory note with an interest rate of 9.9% per year, convertible into common stock at a price of $0.06 per share (with an outstanding balance of $60,531 as of the date of this information statement), (e) one $25,000 convertible promissory note convertible into common stock at a price of $0.06 per share (with an outstanding balance of $30,170 as of the date of this information statement), (f) one $100,000 convertible promissory note with an interest rate of 7% per year, convertible as amended into common stock at a price of $0.02 per share (with an outstanding balance of $114,211 as of the date of this information statement), and (g) one $750,000 convertible promissory note with an interest rate of 7% per annum, convertible as amended into common stock at a price of $0.02 per share (with an outstanding balance of $457,283 as of the date of this information statement). All of the warrants and promissory notes held by Tangiers contain a blocker provision under which Tangiers can only exercise its warrants or convert its promissory notes to a point where it would own a maximum of 9.99% of the total shares outstanding.

(4)
Mr. Leopold, the Company’s CEO and Chairman owns 4,000,000 shares of the Company’s Series A Preferred Stock. Each outstanding share of the Series A Preferred Stock has 10 votes per share, and may be converted to shares of common at a ratio of 5 to 1, which would thus convert to 20,000,000 shares of common stock. The Series A Preferred Stock was issued in August 2009. Mr. Leopold is prohibited from converting any of his Preferred Stock without providing the Company with at least 61 days advance notice.

(5)
Mr. Leopold owns 100 shares of the Company’s Series I Preferred Stock. Each outstanding share of the Series I Preferred Stock represents its proportionate share of eighty per cent (80%) of all votes entitled to be voted and which is allocated to the outstanding shares of Series I Preferred Stock. These shares are not convertible into common stock or any commodities. The Series I Preferred Stock was issued in February 2007. These shares were issued our Chief Executive Officer, Mr. Perry Leopold, in February 2007 as an anti-takeover measure to insure that Mr. Leopold maintains control of the Company during periods when the Company’s stock may be severely undervalued and subject to hostile takeover in the open market.  As specified in the Certificate of Designation filed by the Company with the Delaware Secretary of State in February 2007, ”the outstanding shares of Series I Preferred Stock shall vote together with the shares of common stock of the Corporation as a single class and, regardless of the number of shares of Series I Preferred Stock outstanding and as long as at least one of such shares of Series I Preferred Stock is outstanding, shall represent eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of shareholders of the Corporation or action by written consent of shareholders.  Each outstanding share of the Series I Preferred Stock shall represent its proportionate share of the 80% that is allocated to the outstanding shares of Series I Preferred Stock. The Series I preferred shares supersede any other shares that Mr. Leopold may own so that any additional securities that Mr. Leopold may own do not increase his 80% voting rights, and are therefore included within the 80%.

(6)
The four (4) principals of Ruby Development Company (“RDC”), the estate of R.E. Frederking Trustee, W. R. Frederking, G. W. Frederking, and R. L. Frederking., each own 2.5 million shares of common stock.  Ruby Development Company is also entitled to 10 million warrants, immediately exercisable, and giving them the option to purchase up to 10 million shares of common stock at $0.02 per share until December 30, 2018, 2 million warrants convertible to common stock and exercisable at $0.10 per share until December 30, 2018, 2 million warrants convertible to common stock and exercisable at $0.09 per share until December 30, 2018, and 4 million warrants convertible to common stock and exercisable at $0.04 per share until December 30, 2018. The warrants may be exercised, in whole or in part, any time, and from time to time, at RDC's discretion. The number of shares, the percentage of ownership and voting percentage listed in the table above include the shares underlying the aforementioned warrants held by the shareholder. All of the warrants held by RDC contain a blocker provision under which RDC can only exercise its warrants to a point where it would beneficially own a maximum of 4.99% of the total shares outstanding.

(7)
Typenex Co-Investment, LLC ("Typenex") has the right to convert a Secured Convertible Promissory Note dated October 1, 2013, into shares of our common stock. As of the date of this information statement, the number of shares of common stock beneficially owned by Typenex was 14,893,422 shares, which assumes full conversion of the Secured Convertible Promissory Note under the terms of the Promissory Note currently in effect. The 14,893,443 shares represent 2.70% of the shares outstanding as of the date of this Information Statement. All investment decisions of, and control of, Typenex are held by John M. Fife, in his position as Manager of Typenex.

Voting Power of Principal Stockholders and Officers

The following table sets forth information as of the Record Date and the date of this Information Statement, with respect to the beneficial ownership of our Officers and Directors and their associated voting power of the common stock holders:

	Common Stock		Percent		Series I Preferred	Percent	Total
Name	Number of Shares		of Class		Number of Shares	of Class	Voting Power
Perry Leopold, CEO	41,930,228	(1)	3.97%	(1)	100	100.00%	80.00%	(2)
Fred Michini, Director	1,439,890		0.26%		-	0%	0.05%
Totals	23,370,118		4.23%		100	100.00%	80.05%

(1)
Includes 21,930,228 shares of common stock and 4,000,000 shares of the Company’s Series A Preferred Stock owned by Mr. Leopold, the Company’s CEO and Chairman. Each outstanding share of the Series A Preferred Stock has 10 votes per share, and may be converted to shares of common at a ratio of 5 to 1, which would thus convert to 20,000,000 shares of common stock. The Series A Preferred Stock was issued in August 2009. Mr. Leopold is prohibited from converting any of his Preferred Stock without providing the Company with at least 61 days advance notice.

(2)
Mr. Leopold owns 100 shares of the Company’s Series I Preferred Stock. Each outstanding share of the Series I Preferred Stock represents its proportionate share of eighty per cent (80%) of all votes entitled to be voted and which is allocated to the outstanding shares of Series I Preferred Stock. These shares are not convertible into common stock or any commodities. The Series I Preferred Stock was issued in February 2007.

AMENDMENT TO THE CERTIFICATE OF INCORPORATION
TO INCREASE THE NUMBER OF OUR AUTHORIZED SHARES OF COMMON STOCK FROM 1,500,000,000 SHARES TO 7,500,000,000 SHARES AND TO DECREASE THE PAR VALUE OF OUR COMMON STOCK FROM $0.0001 PER SHARE TO $0.00001 PER SHARE

Our board of directors and the holders of a majority of the voting power of our outstanding capital stock have approved a Certificate of Amendment (“Amendment”) to our Certificate of Incorporation to increase the number of our authorized shares of common stock from 1,500,000,000 shares to 7,500,000,000 shares. The increase in the number of our authorized shares of common stock will become effective upon the filing of a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. We will file the Certificate of Amendment to our Certificate of Incorporation to effect the increase in the number of our authorized shares of common stock approximately (but not less than) 20 days after this definitive information statement is mailed or made available to stockholders as of the Record Date.

The form of Amendment to be filed with the Secretary of State of the State of Delaware is set forth as Appendix A to this information statement.

Outstanding Shares and Purpose of the Amendment

Our Certificate of Incorporation currently authorizes us to issue a maximum of 1,500,000,000 shares of common stock, par value $0.0001 per share.  As of the date of this information statement, we have 551,835,737 shares of common stock issued and outstanding, 4,000,000 shares of Series A Preferred Stock issued and outstanding, each of which entitles its holder to five (5) votes on each matter submitted to the shareholders, and 100 shares of Series I Preferred Stock issued and outstanding, each of which entitles its holder to its proportionate share of eighty per cent (80%) of all votes entitled to be voted and which is allocated to the outstanding shares of Series I Preferred Stock.

The board of directors (the “Board”) believes that the increase in our authorized common stock is required to remain in compliance with the reserve requirements of our outstanding convertible notes.  It will also provide the Company greater flexibility with respect to the Company’s capital structure for purposes including additional equity financings and stock based acquisitions. Further we believe that the decrease in our par value from $0.0001 per share to $0.00001 per share will provide us will lower filing fees in jurisdictions where foreign qualifications base their fees on the par value of an applicant’s shares.

As of the date of this Information Statement, the Company has contractual obligations to maintain certain reserve levels for specific investments, which obligations we may not be able to meet if we do not undertake the Authorized Capital Increase.  This does not necessarily mean that any or all of shares of common stock will be issued, but rather that such shares are held aside in the event they are required to satisfy obligations under their debt structures. In addition, in the event potential investors indicate a willingness to provide additional equity or debt financing, the Company must have the ability to issue, or place in reserve, additional shares of common stock. There can be no assurance that we will be able to obtain any such financings. The net proceeds from any such financings would be used for working capital and general corporate purposes, including the further development of the Company’s properties.

Reserve Requirements

Most of our outstanding convertible notes agreements have provisions that require us to instruct our transfer agent to maintain a reserve sufficient to accommodate up to ten times the number of shares of Common Stock for which the principal amount of the notes are at any time convertible.  This does not necessarily mean that any or all of shares of common stock will be issued, but rather that such shares are held aside in the event they are required to satisfy obligations under the terms of our notes. It was the increase in these reserve requirements that caused us to increase our authorized recently, and due to the subsequent drop in our share price below $0.001, these reserve requirements must now be increased again to remain in compliance with our note agreements, which in turn requires an increase in our authorized share limit in order to accommodate the reserve increases.

The following table illustrates our current capital structure and reserve requirements as of the date of this information statement, and as of the effective date of the authorized share limit increase.

	# of Common Shares, as at the Record Date of Oct 30, 2014	# of Common Shares, subsequent to increase in Authorized Shares and Reserve shares, relative to Oct 30, 2014, record date.
Authorized	1,500,000,000	7,500,000,000
Issued and Outstanding	551,835,737	551,835,737
Reserved for Potential Issuance (1)	614,424,233	6,144,242,330
Authorized but Unissued / Not Reserved	333,740,030	803,921,933
Percentage increase from current outstanding shares if all reserved shares were to be eventually issued	111%	1113%

(1)The Reserved for Potential Issuance figure, both before and after the Increase in Authorized, is representative of the shares reserved for issuance that are the maximum possible expected to be required to satisfy obligations under certain note agreements as of the date of this information statement.

Effects of the Increase in Authorized Common Stock

The additional shares of common stock will have the same rights as the presently authorized shares of common stock, including the right to cast one vote per share of common stock. Although the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our common stock, the future issuance of additional shares of common stock (other than by way of a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing stockholders.

The board of directors expects to issue some or all of the additional shares of common stock authorized by the Amendment or held in reserve for investors for potential future issuance, as needed, for existing obligations as disclosed in the Company’s annual and quarterly reports, and our registration statements on Form S-1. It is also possible that some of these additional shares could be used in the future for various other purposes without further stockholder approval, except as such approval may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or other quotation system on which our securities may then be listed. These purposes may include: conversion of debt to equity, raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, and expanding the Company’s business or product lines through the acquisition of other businesses or products.

On October 7, 2009, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Tangiers Investors, LP (“Tangiers”) through which the Company may, at its discretion, periodically sell to Tangiers shares of its common stock for a total purchase price of up to $10,000,000. To date, we have drawn $2,506,800 from this facility and issued an aggregate of 130,000,221 shares, leaving $7,493,200 remaining to be drawn if the entire $10,000,000 available to us is to be received.  We filed a Registration Statement on Form S-1 on October 14, 2014 to register another 91,224,228 shares for issuance under this facility, and which has not yet become effective.  If the Registration Statement on Form S-1 becomes effective, Tangiers may ultimately purchase all, some or none of the 91,224,228 shares of common stock not yet issued but registered in such offering. However, we have the right to control the timing and amount of any sales of our shares to Tangiers and we may terminate the Securities Purchase Agreement at any time at our discretion without any penalty or cost to us.  As we may continue to draw down on this facility, we may need to issue a greater number of shares of common stock under the Securities Purchase Agreement, which in turn would expose our existing stockholders to greater dilution.

We could also use the additional shares of common stock that will become available pursuant to the Amendment to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. Although the Board’s approval of the Amendment was not prompted by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that the Amendment could facilitate future efforts by us to deter or prevent changes in control of the Company, including transactions in which stockholders of the Company might otherwise receive a premium for their shares over then current market prices.

It is possible that we may have to again increase our Authorized share limit in the future if the current amount is deemed insufficient  To illustrate the potential dilution if we are to receive the entire $7,493,200 remaining to be drawn if the entire $10,000,000 available to us from Tangiers is to be received, the following table shows the number of shares that will have to be issued at our current share price, assuming an average maximum discount of 18% if we are to draw the maximum available on each draw, and the number of shares that will need to then be issued if our share price decreases by as much as 75%.

	Current share price	25% decrease in share price	50% decrease in share price	75% decrease in share price

Share price	$0.00040	$0.00030	$0.00020	$0.00010
Issuance share price at maximum average 18% discount	$0.00033	$0.00025	$0.00016	$0.00008
Maximum draw remaining(1)	$7,493,200	$7,493,200	$7,493,200	$7,493,200
Potential share issuance	22,845,121,951	30,460,162,602	45,690,243,902	91,380,487,805
Percentage increase from current outstanding shares	6964%	9285%	13928%	27856%

(1)
The Maximum Draw Remaining assumes that we are able to draw the maximum of $250,000 per advance every 10 trading days.  In practice, our advance requests have averaged closer to the minimum of $30,000 rather than the maximum of $250,000.  Therefore it is very unlikely that the maximum draw will ever be achieved, and these numbers presented are illustrative of the theoretical possibility pertaining to the maximum draw.

DISSENTER’S RIGHTS

Under the Delaware General Corporate Law, holders of shares of common stock are not entitled to dissenters’ rights with respect to any aspect of the Amendment, and we will not independently provide holders with any such right.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement includes forward-looking statements. You can identify the Company’s forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

EXPENSE OF INFORMATION STATEMENT

The expenses of this Information Statement will be borne by us, including expenses in connection with the preparation and availability of this Information Statement and all related materials.  It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward this Information Statement to the beneficial owners of our common stock held of record by such person and that we will reimburse them for their reasonable expenses incurred in connection therewith.  Additional copies of this Information Statement may be obtained at no charge by writing us at:  2120 Bethel Road, Lansdale, PA 19446, Attn: Corporate Secretary.

DELIVERY OF INFORMATION TO A SHARED ADDRESS

If you and one or more stockholders share the same address, it is possible that only one Information Statement was delivered to your address. Any registered shareholder who wishes to receive a separate copy of the Information Statement at the same address now or in the future may mail a request to receive separate copies to the Company at 2120 Bethel Road, Lansdale, PA 19446, Attn: Corporate Secretary, or call the Company at (215) 661-1100 and we will promptly deliver the Information Statement to you upon your request. Stockholders who received multiple copies of this Information Statement at a shared address and who wish to receive a single copy may direct their request to the same address.

ADDITIONAL INFORMATION

The Company will provide upon request and without charge to each shareholder receiving this Information Statement a copy of the Company's Annual Report on Form 10-K filed on March 17, 2014, as amended, which includes audited financial statements for the period ended December 31, 2013 and 2012 and the quarterly reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014, including the financial statements and financial statement schedule information included therein, as filed with the Commission. The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Commission. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

By Order of the Board,

/s/: Perry Leopold
Lansdale, PA	Perry Leopold
October 31, 2014	Chairman of the Board

Appendix A

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of North Bay Resources Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FOURTH" so that, as amended, the first paragraph of said Article shall be and read as follows:

The aggregate number of shares that the Corporation shall have authority to issue is Seven Billion Five Hundred Ten Million (7,510,000,000) shares of capital stock, of which Seven Billion Five Hundred Million (7,500,000,000) shares are Common Stock, $0.00001 par value per share (the “Common Stock”) and Ten Million (10,000,000) are Preferred Stock, par value $0.001 per share (the “Preferred Stock”).

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this ___ day of November, 2014.

By:	/s/ Perry Leopold Authorized Officer
Authorized Officer

Title:	CEO/Chairman of the Board

Name:	Perry Leopold
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